UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2006

SILGAN HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22117	06-1269834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 975-7110

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 7, 2006, the Board of Directors of Silgan Holdings Inc. (the “Corporation”) appointed Anthony J. Allott, the Corporation’s President and Chief Executive Officer, as a Class III Director of the Corporation to serve until the annual meeting of stockholders of the Corporation in 2009 and until his successor is duly elected and qualified. Mr. Allott was appointed by the Board of Directors of the Corporation in accordance with the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended Certificate”) to fill a newly created vacancy on the Corporation’s Board of Directors resulting from the increase in the size of the Board of Directors from six to seven members as provided under the Amended Certificate. The Amended Certificate was approved by the stockholders of the Corporation at the annual meeting of stockholders held on June 7, 2006 and became effective on that day upon the filing of such document with the Secretary of State of the State of Delaware. The Amended Certificate is filed as Exhibit 3.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2006, the Board of Directors of the Corporation approved an amendment and restatement of the Corporation’s by-laws (the “Former By-Laws” and as so amended and restated, the “Amended By-Laws”) to be effective on June 7, 2006 immediately upon the filing of the Amended Certificate with the State of Delaware. The Former By-Laws are amended as indicated below (each Section referenced below refers to the Amended By-Laws unless otherwise indicated).

1.

Section 2.3 (Special Meetings) amended Article II, Section 3 of the Former By-Laws to provide that, unless otherwise required by law or by the Certificate of Incorporation of the Corporation, the Chairman of the Board (or either Co-Chairman of the Board if there shall be Co-Chairmen) may call a special meeting of stockholders or may do so at the request in writing of the majority of the Board of Directors of the Corporation. Article II, Section 3 of the Former By-Laws provided that the Chairman of the Board and the President of the Corporation were permitted to call a special meeting of stockholders on their own initiative, in addition to being required to call a special meeting of stockholders at the request in writing of a majority of the Board of Directors of the Corporation.

2.

Section 3.4 (Meetings) amended Article III, Section 4 of the Former By-Laws to provide that special meetings of the Board of Directors of the Corporation may be called by the Chairman of the Board (or either Co-Chairman of the Board if there shall be Co-Chairmen), any other member of the Board of Directors of the Corporation or the Chief Executive Officer of the Corporation. Article III, Section 4 of the Former By-Laws provided that the Chairman of the Board, the President of the Corporation or any member of the Board of Directors of the Corporation were granted the power to call special meetings of the Board of Directors of the Corporation.

3.

Section 4.1 (General) amended Article IV, Section 1 of the Former By-Laws to clarify that the Corporation’s day-to-day operations shall be managed by the officers of the Corporation as set forth in Article IV. Article IV, Section 1 of the Former By-Laws had provided that the Corporation was to be managed by its executive officers, who shall be the Chairman of the Board and the President, and its other officers. Additionally, Section 4.1 of the Amended By-Laws modified Article IV, Section 1 of the Former By-Laws to indicate that any number of offices of the Corporation may be held by the same person. This provision was previously in the Corporation’s Restated Certificate of Incorporation prior to the adoption of the Amended Certificate as described above in Item 5.02 of this Current Report.

4.

Section 4.2 (Chairman or Co-Chairmen of the Board) amended Article IV, Section 2 of the Former By-Laws to clarify that the Chairman of the Board (or Co-Chairmen of the Board if there shall be Co-Chairmen) may be, but shall not be required to be, an officer of the Corporation if designated as such by the Board of Directors of the Corporation. In addition, Section 4.2 generally indicates that the Chairman of the Board (or Co-Chairmen) shall perform such duties and have such powers as the Board of Directors of the Corporation from time to time may prescribe. Article IV, Section 2 of the Former By-Laws indicated certain specified duties and powers of the Chairman of the Board in addition to those assigned by the By-Laws or the Board of Directors of the Corporation.

5.

Sections 4.3 (Chief Executive Officer) and 4.5 (Chief Financial Officer) were added to set forth the duties of, respectively, the Chief Executive Officer of the Corporation and Chief Financial Officer of the Corporation. The Chief Executive Officer’s duties generally include the responsibility for the general management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors of the Corporation, as well as duties and powers which are commonly incident to the office of chief executive or as the Board of Directors of the Corporation may assign from time to time. The Chief Executive Officer reports directly to the Board of Directors of the Corporation. The Chief Financial Officer’s duties generally include the general overall supervision of the financial operations of the Corporation, and such other duties as the officer or officers to whom the Chief Financial Officer reports or the Board of Directors of the Corporation may assign from time to time. The Former By-Laws did not have provisions setting forth the responsibilities of each of these officers.

6.

Sections 4.4 (President), 4.6 (Vice Presidents), 4.7 (Controller), 4.8 (Secretary), 4.9 (Treasurer), 4.10 (Assistant Controller), 4.11 (Assistant Secretaries), 4.12 (Assistant Treasurers) and 4.13 (Other Officers) amended the corresponding provisions of the Former By-Laws (respectively Article IV, Sections 3, 4, 5, 6, 7, 8, 9, 10 and 11 of the Former By-Laws) to clarify and generally make more flexible the duties and reporting lines of such officers of the Corporation.

7.

Section 4.14 (Voting Securities Owned by the Corporation) amended Article IV, Section 12 of the Former By-Laws to include the Chief Executive Officer of the Corporation as one of the officers that is authorized to execute proxies and other instruments and to take action on behalf of the Corporation, all in connection with the voting of securities owned by the Corporation. Article IV, Section 12 of the Former By-Laws did not include the Chief Executive Officer of the Corporation as one of the enumerated officers with this power.

8.

Section 5.4 (Transfers) amended Article V, Section 4 of the Former By-Laws to remove the language referring to the Stockholders Agreement, dated as of December 21, 1993, among R. Philip Silver, D. Greg Horrigan, the Morgan Stanley Leveraged Equity Fund II, L.P., Bankers Trust New York Corporation, First Plaza Group Trust and the Corporation, since this agreement is no longer in effect.

9.

Sections 8.1 (Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation), 8.2 (Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation), 8.8 (Insurance) and Section 8.9 (Meaning of “Corporation” for Purposes of Article VIII) amended the corresponding provisions of the Former By-Laws (respectively, Article VIII, Sections 1, 2, 8 and 9 of the Former By-Laws) to include managers of limited liability companies, serving at the request of the Corporation, as individuals that, (i) in Sections 8.1 and 8.2, the Corporation shall indemnify from any action, suit or proceeding under the conditions provided in such Sections, (ii) in Section 8.8, the Corporation may purchase liability insurance on behalf of, and (iii) in Section 8.9, are entitled to receive indemnification protection from a corporation that survives a consolidation or merger with the Corporation, if the Corporation does not continue its separate existence after such transaction. Additionally, Section 8.2 further amended Article VIII, Section 2 to clarify that indemnifiable expenses in connection with an action or suit include, “without limitation,” attorneys’ fees.

10.

Section 8.6 (Expenses Payable in Advance) amended Article VIII, Section 6 of the Former By-Laws to provide that indemnifiable expenses “shall” be paid in advance, rather than “may” be paid in advance. Under the Amended By-Laws, it remains a condition to such payment in advance that there be an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation under Article VIII of the By-Laws.

In addition to the aforementioned amendments, the Former By-Laws were amended to replace pronouns with more specific references to the director, officer or stockholder referred to, to update cross-references and to make other conforming changes.

The descriptions contained herein of the amendments to the Former By-Laws as reflected in the Amended By-Laws are qualified in their entirety by reference to the full text of the Amended By-Laws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
3.1	Amended and Restated Certificate of

Incorporation of Silgan Holdings Inc.

3.2	Amended and Restated By-Laws of Silgan Holdings Inc.
99.1	Press Release dated June 7, 2006 announcing the appointment of Anthony J. Allott as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III

Frank W. Hogan, III

Senior Vice President, General Counsel

     and Secretary

Date: June 13, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of

Incorporation of Silgan Holdings Inc.

3.2	Amended and Restated By-Laws of Silgan Holdings Inc.
99.1	Press Release dated June 7, 2006 announcing the appointment of Anthony J. Allott as a Director.